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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statements Number 333-115056 for the Hospira 2004 Long-Term Stock Incentive Plan, and Numbers 333-115058 and 333-120074 for the Hospira 401(k) Retirement Savings Plan and the Hospira Ashland Union 401(k) Plan and Trust of our report dated March 21, 2005 relating to the consolidated financial statements and consolidated financial statement schedule of Hospira, Inc. appearing in this Annual Report on Form 10-K of Hospira, Inc. for the year ended December 31, 2004.

DELOITTE & TOUCHE LLP

Chicago, Illinois
March 21, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM